   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2001.
                                                      REGISTRATION NO. 333-53490
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                            THE GYMBOREE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        94-2615258
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                            THE GYMBOREE CORPORATION
                              700 AIRPORT BOULEVARD
                        BURLINGAME, CALIFORNIA 94010-1912
                                 (650) 579-0600

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                                 LISA M. HARPER
                             CHIEF EXECUTIVE OFFICER
                            THE GYMBOREE CORPORATION
                              700 AIRPORT BOULEVARD
                        BURLINGAME, CALIFORNIA 94010-1912
                                 (650) 579-0600
(Name, address and telephone number, including area code, of agent for service)

                                  ------------

                                    COPY TO:
                          STEPHANIE DALEY-WATSON, ESQ.
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                                  ------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

    If the only securities being registered in this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities that were registered on this form were offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  ------------

              POST-EFFECTIVE AMENDMENT TO DEREGISTER UNSOLD SHARES

         This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, Registration No. 333-53490 (the "Registration Statement"), of The Gymboree Corporation, a Delaware corporation (the "Registrant"). Pursuant to a contractual arrangement, the Registration Statement registered 3,198,670 shares of the Registrant's common stock, par value $0.001 per share (the "Shares"), on behalf of eleven stockholders (the "Stockholders"). Pursuant to the contractual arrangement between the Registrant and the Stockholders, the parties agreed that the Registrant would leave the Registration Statement effective until no later than May 31, 2001. The Registration Statement was declared effective on January 24, 2001 (the "Effective Date"). Since the Effective Date, 539,866 of the Shares have been sold and 2,658,804 of the Shares remain unsold (the "Unsold Shares"). Pursuant to the undertaking of the Registrant contained in Part II, Item 17, of the Registration Statement in the section entitled "Undertakings," the Unsold Shares are hereby withdrawn from registration.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on December 26, 2001.

                                       THE GYMBOREE CORPORATION



                                       By:        /s/ Lisa M. Harper
                                          -------------------------------------
                                                      Lisa M. Harper
                                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on December 26, 2001.

         SIGNATURE                                    TITLE
/s/ Stuart G. Moldaw                         Chairman of the Board
----------------------------
      Stuart G. Moldaw

    *Lisa M. Harper                         Chief Executive Officer
----------------------------
       Lisa M. Harper                     (Principal Executive Officer)

  /s/ Alison L. May                      Acting Chief Financial Officer
----------------------------
       Alison L. May        (Principal Financial Officer and Accounting Officer)

    *Walter F. Loeb                                 Director
----------------------------
       Walter F. Loeb

       *John Pound                                  Director
----------------------------
         John Pound

 *Barbara L. Rambo                                  Director
----------------------------
      Barbara L. Rambo

  *Michael Steinberg                                Director
----------------------------
     Michael Steinberg

*William U. Westerfield                             Director
----------------------------
   William U. Westerfield

*By: /s/ Stuart G. Moldaw
----------------------------
         Stuart G. Moldaw
         Attorney-in-Fact


                                      -2-